EXHIBIT 15.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        MER Telemanagement Solutions Ltd.
                     22 Zarhin st., Ra'anana, 43662, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) and Form F-3 (File No. 333-128225) of Mer Telemanagement Solutions Ltd., of our report dated January 19, 2007 relating to the financial statements of Jusan, S.A. as of December 31, 2006 and for each of the two years ended December 31, 2005 and 2006, which reports appear in this Annual Report on Form 20-F of Mer Telemanagement Solutions Ltd. for the year ended December 31, 2007.


/s/ BDO Audiberia Auditores, S.l.
---------------------------------

BDO AUDIBERIA AUDITORES, S.L.

Madrid, Spain, April 2, 2008